Exhibit 4.108

EXECUTION VERSION

ISSUER PLEDGE AND SECURITY AGREEMENT

This ISSUER PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 29, 2008 and entered into by and among NGP BLUE MOUNTAIN HOLDCO, LLC, a Delaware limited liability company (“Issuer” or “Grantor”) and TCW ASSET MANAGEMENT COMPANY, a California corporation (in its capacity as administrative agent under the Note Purchase Agreement referred to below together with its successors and permitted assigns in such capacity, the “Agent” for the benefit of Note Holders under such Note Purchase Agreement).  Agent is referred to herein as the “Secured Party.”

PRELIMINARY STATEMENTS

A.

Issuer has entered into a Note Purchase Agreement dated as of the date hereof (said Note Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”; capitalized terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement) with the Note Purchasers identified on the signature pages thereto (“Note Purchasers”) and Agent pursuant to which, subject to the terms and conditions thereof, Note Purchasers have agreed to purchase the Notes and the Cash Settled Options.

B.

Pursuant to the terms of the Note Purchase Agreement, Issuer and Agent have entered into an Account Management Agreement (Issuer) dated as of the date hereof (said Account Management Agreement (Issuer), as it may be amended, restated, supplemented, replaced or otherwise modified from time to time, being the “Issuer Account Management Agreement”) setting forth the terms on which Issuer may transfer and apply amounts credited to certain collateral accounts.

C.

It is a condition precedent to the purchase of the Notes and the Cash Settled Options by Note Purchasers under the Note Purchase Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party and Note Purchasers to enter into the Note Purchase Agreement and the other Note Documents and to purchase the Notes and the Cash Settled Options and to consummate the other transactions thereunder, the Grantor hereby agrees as follows:

SECTION 1.

Grant of Security.

Grantor hereby assigns to Secured Party, for itself and for the benefit of Note Holders, and hereby grants to Secured Party, for itself and for the benefit of Note Holders, a security interest in, all of Grantor’s right, title and interest in and to all of the personal property of Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC as it exists on the date of this Agreement, or as it may hereafter be amended, including the following (the “Collateral”):

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(a)

all Accounts;

(b)

all Chattel Paper;

(c)

all Account Collateral, Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d)

all Documents;

(e)

all General Intangibles, including all intellectual property, Payment Intangibles and Software;

(f)

all Goods, including Inventory, Equipment and Fixtures;

(g)

all Instruments;

(h)

all Investment Property;

(i)

all Letter-of-Credit Rights and other Supporting Obligations;

(j)

all Records;

(k)

all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto;

(l)

all Securities Collateral;

(m)

all NGP I Intercompany Notes (including all personal property of NGP I, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the UCC, including property of the type described in clauses (a) through (l) above, which now or hereafter secures the obligations of NGP I under the NGP I Intercompany Notes or under the NGP I Intercompany Loans); and

(n)

all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantor that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

SECTION 2.

Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of Grantor.

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“Secured Obligations” means all obligations and liabilities of every nature of Issuer now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the other Note Documents, in each case together with all extensions or renewals thereof, whether for principal, interest, fees, costs, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Note Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Issuer, would accrue on such obligations, whether or not a claim is allowed against Issuer for such amounts in the related bankruptcy proceeding).

SECTION 3.

Grantor Remains Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Without limiting the generality of the foregoing, Secured Party shall not be deemed to be a general partner of any partnership or bound by any partnership agreement as a result of (i) the grant of the security interest in the Collateral in favor of Secured Party, (ii) the exercise by Secured Party of any of its rights hereunder or (iii) any action by Secured Party in connection with a foreclosure on the Collateral unless Secured Party following foreclosure, or any purchaser of Collateral at a foreclosure sale, elects to become a substituted general partner of such partnership in place of Grantor, in which event Secured Party or such purchaser, as the case may be, shall signify such election by adopting in writing the partnership agreement and agreeing to be bound by the terms thereof.

SECTION 4.

Representations and Warranties.

Grantor represents and warrants as follows:

(a)

Ownership of Collateral.  Grantor owns its interest in the Collateral free and clear of any Lien (other than Permitted Liens) and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

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(b)

Perfection.  The security interests in the Collateral granted to Secured Party hereunder constitute valid first priority security interests in the Collateral, securing the payment of the Secured Obligations.  Upon (i) the filing of UCC financing statements naming Grantor as “debtor,” naming Secured Party as “secured party” and describing the Collateral in the filing offices with respect to Grantor set forth on Schedule 2 annexed hereto, (ii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, and (iv), in the case of any Account Collateral, Deposit Account and any Investment Property constituting a Security Entitlement, Securities Account, Commodity Contract or Commodity Account, the execution and delivery to Secured Party of the Control Agreement (Issuer Accounts), the security interests in the Collateral granted to Secured Party will constitute perfected security interests therein prior to all other Liens (except for Permitted Liens), and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly made or taken.

(c)

Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory.  Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e., corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number, if any, provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto.  As of the date hereof, all of Grantor’s Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of Grantor.

(d)

Names.  Grantor (or its predecessor by merger or otherwise) has not, within the five (5) year period preceding the date hereof, had a different name from the name listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.

(e)

Delivery of Certain Collateral.  All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f)

Securities Collateral.  As of the date hereof, Schedule 6 annexed hereto sets forth all of the Equity Interests and the Pledged Equity owned by Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by Grantor.  All of the Pledged Subsidiary Equity and Pledged Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is fully paid and all capital contributions, if any, required to be made with respect to the issuance of such Pledged Subsidiary Equity and Pledged Equity have been made.

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Under the terms of the relevant limited liability company agreement, operating agreement, partnership agreement, limited partnership agreement, by-laws, formation documents and incorporation documents, as applicable, of each issuer of the Pledged Subsidiary Equity and Pledged Equity, no further capital contributions are required, except as provided in any Permitted Tax Equity Documents or the Issuer Limited Liability Company Agreement, as amended with the consent of Required Holders.  All of the Pledged Subsidiary Debt set forth on Schedule 7 annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; other than as provided in any Permitted Tax Equity Documents, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity.

(g)

Intellectual Property Collateral.  Grantor does not own or hold (by license or otherwise) Trademark Registrations or applications for any Trademark or Copyright Registrations or applications for Copyright Registrations.

(h)

Deposit Accounts, Securities Accounts, Commodity Accounts.  Schedule 8 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by Grantor, and indicates the institution or intermediary at which the account is held and the account number.  All such Deposit Accounts, Securities Accounts and Commodity Accounts are included in the Account Collateral under the Issuer Account Management Agreement.

(i)

Chattel Paper.  Grantor has no interest in any Chattel Paper, except as set forth in Schedule 9 annexed hereto.

(j)

Letter-of-Credit Rights.  Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 10 annexed hereto.

(k)

Documents.  No negotiable Documents are outstanding with respect to any of the Inventory, except as set forth on Schedule 11 annexed hereto.

(l)

Motor Vehicles.  Grantor owns no motor vehicles, except as set forth on Schedule 12 annexed hereto, which lists each motor vehicle by model, model year, jurisdiction of registration and vehicle identification number.

The representations and warranties as to the information set forth in Schedules referred to herein are made as to Grantor as of the date hereof, except that, in the case of a Pledge Supplement, or notice delivered pursuant to Section 5(b), such representations and warranties are made as of the date of such Pledge Supplement or notice.

SECTION 5.

Further Assurances.

(a)

Generally.  Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

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Without limiting the generality of the foregoing, Grantor will: (i) notify Secured Party in writing of receipt by Grantor of any interest in Chattel Paper and at the request of Secured Party, mark conspicuously each item of such Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory notes and other Instruments and, at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) at Secured Party’s request, execute and deliver, and cause to be executed and delivered, additional agreements establishing that Secured Party has control of Deposit Accounts and Investment Property of Grantor, (C) deliver such documents, instruments, notices, records and consents, and take such other actions, necessary to establish that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of Grantor and (D) deliver such other instruments or notices as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request, all in reasonable detail, (v) at any time, upon reasonable advance notice from Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (vi) at Secured Party’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral, and (vii) obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Collateral.  Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of Grantor) without the signature of Grantor.  Secured Party shall furnish copies of such financing statements and amendments to Grantor.

(b)

Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party and (ii) it will, upon obtaining any additional Equity Interests or Indebtedness, promptly (and in any event within five (5) Business Days) deliver to Secured Party a Pledge Supplement, duly executed by Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided that the failure of Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4 shall be deemed to have been made by Grantor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

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(c)

Commercial Tort Claims.  Grantor has no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto.  In the event that Grantor shall at any time after the date hereof have any Commercial Tort Claims, Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6.

Certain Covenants of Grantor.

Grantor shall:

(a)

not use or permit any Collateral to be used in violation of any provision of this Agreement or any other Note Document or any policy of insurance covering the Collateral;

(b)

give Secured Party at least thirty (30) days’ prior written notice of (i) any change in Grantor’s name, identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Grantor;

(c)

if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

(d)

keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto; and

(e)

permit representatives of Secured Party at any time, upon reasonable advance notice, during normal business hours to inspect and make abstracts from such Records, and Grantor agrees to render to Secured Party, at Grantor’s cost and expense, such clerical and other assistance as may be requested with regard thereto.

SECTION 7.

Special Covenants With Respect to Equipment and Inventory.

Grantor shall:

(a)

if any of Grantor’s Inventory is in possession or control of any of Grantor’s agents or processors, if the aggregate book value of all such Inventory exceeds $100,000, and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

(b)

if any of Grantor’s Inventory is located on premises leased by Grantor, deliver to Secured Party a fully executed collateral access and acknowledgement agreement executed by the applicable bailee or lessee in form and substance satisfactory to Agent; and

(c)

promptly upon the issuance and delivery to Grantor of any negotiable Document, deliver such Document to Secured Party.

SECTION 8.

Special Covenants with respect to Accounts.

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(a)

Grantor shall, for not less than three (3) years from the date on which each Account of Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(b)

Except as otherwise provided in this Section 8(b), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and deposit or cause to be deposited such amounts directly in the Collection Account.  In connection with such collections, Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at the direction of Secured Party, shall take) such action as Grantor or Secured Party may reasonably deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantor, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done.  After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 16, and (B) Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9.

Special Covenants With Respect to the Securities Collateral.

(a)

Form of Securities Collateral.  Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.  If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, Grantor shall not take any action that, under such Section, converts such Securities Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).

(b)

Covenants.  Grantor shall (i) not, except as expressly permitted by the Note Documents, permit any issuer of Pledged Subsidiary Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent corporation;

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(ii) cause each issuer of Pledged Subsidiary Equity not to issue Equity Interests in respect of or in substitution for the Pledged Subsidiary Equity issued by such issuer, except to Grantor; (iii) promptly following its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b); (iv) promptly following its issuance of any and all Instruments or other evidences of additional Indebtedness from time to time owed to Grantor by any obligor on the Pledged Debt, comply with Section 5; (v) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (vi) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms.

(c)

Voting and Distributions.  (i) Subject to Section 9(c)(ii):

(A) Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note Purchase Agreement; provided that Grantor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party’s sole judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and

(B) subject to Section 9(c)(ii)(B), all profits, dividends and other Distributions paid or payable in cash in respect of any of the Securities Collateral (excluding, however, the proceeds of any (i) Distribution of Prior Cost Amounts from NGP I to Grantor that is made in accordance with the terms of subsection 7.1C of the Note Purchase Agreement, (ii) Distribution from NGP I to Grantor in respect of Permitted Equity Contributions that is made in accordance with the terms of subsection 7.1D of the Note Purchase Agreement or (iii) Permitted Reimbursement Payment from NGP I to Grantor that is made in accordance with the terms of the Note Purchase Agreement) shall be deposited directly in the Collection Account.  Subject to the terms and conditions hereof, Distributions out of the Issuer Accounts (other than to another Issuer Account) made in accordance with the terms of the Issuer Account Management Agreement shall be made free and clear of the Lien created hereunder and under the Issuer Account Management Agreement.  Any and all profits, dividends and other Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements).

(ii)  Upon the occurrence and during the continuation of an Event of Default:

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(A)

upon written notice from Secured Party to Grantor, all rights of Grantor to exercise the voting and other rights which they would otherwise be entitled to exercise pursuant to Section 9(c)(i)(A) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(B)

all profits, dividends, and other Distributions, paid or payable in cash in respect of the Securities Collateral shall be paid to such account or accounts as Secured Party may designate to be held as Collateral and/or applied in accordance with Section 16; and

(C)

all payments which are received by Grantor contrary to the provisions of Section 9(c)(ii)(B) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(d)

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other Distributions which it may be entitled to receive hereunder, (1) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time request, and (2) without limiting the effect of clause (1) above, Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be operative, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than indemnification obligations that are intended to survive termination of the Note Documents).

SECTION 10.

Special Covenants With Respect to any Intellectual Property Collateral.

In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Secured Party for the duration of such Event of Default the nonexclusive right and license to use any Intellectual Property Collateral owned or used by Grantor that relates to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of Secured Party and all of its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

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SECTION 11.

Account Collateral.

(a)

The Issuer Accounts have been established as of the date hereof, or will be established promptly thereafter, with Account Bank in accordance with the Issuer Account Management Agreement.

(b)

The Issuer Accounts will be maintained and operated in accordance with the terms of the Issuer Account Management Agreement.  Grantor acknowledges and agrees that withdrawals and transfers from the Issuer Accounts and investments of amounts on deposit therein will be made only to the extent permitted by and in accordance with the terms of the Issuer Account Management Agreement and the Control Agreement (Issuer Accounts).

(c)

Grantor will not establish any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment or similar accounts, other than the Issuer Accounts without the consent of Secured Party.

SECTION 12.

Secured Party Appointed Attorney-in-Fact.

Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)

to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Grantor;

(b)

to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to the Note Purchase Agreement;

(c)

upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(d)

upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(e)

upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(f)

to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Note Purchase Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

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(g)

to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(h)

upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

SECTION 13.

Secured Party May Perform.

If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 17.

SECTION 14.

Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any prior parties or any other rights pertaining to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

SECTION 15.

Remedies.

(a)

Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion,

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(i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral, (vi) without notice to Grantor, transfer to or register in the name of Secured Party or its nominee any or all of the Securities Collateral and (vii) exercise all rights and remedies available to Issuer under the NGP I Intercompany Notes and the NGP I Intercompany Loans, including rights and remedies in respect of any property of NGP I securing obligations thereunder.  Secured Party may be the purchaser of any or all of the Collateral at any such sale and Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale; provided that such use and application has been approved by Required Holders.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

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(b)

In addition to any remedies set forth in clause (a) above, upon the occurrence and during the continuance of an Event of Default, Secured Party may instruct Account Bank to (i) sell any Investments or other Collateral relating to the Issuer Accounts, (ii) transfer all Investments or other Collateral relating to the Issuer Accounts, including any cash, to any other account established in Secured Party’s (or its agent’s or nominee’s) name, (iii) register title to any other Account Collateral in the name of Secured Party or any of its nominees or agents, without reference to any interest of Grantor, or (iv) retain any of the Account Collateral relating to the Issuer Accounts as Secured Party’s property in satisfaction of an amount of Secured Obligations equal to the then-current market value of such Account Collateral retained as determined by Secured Party.  All amounts and proceeds in any Issuer Accounts may, in the discretion of Secured Party during the continuance of an Event of Default, (i) be held by Secured Party as collateral for the Secured Obligations and/or (ii) then or at any time thereafter be applied pursuant to Section 16.  Secured Party shall also have such rights and remedies in respect of the Account Collateral as are set forth in the Issuer Account Management Agreement and the Control Agreement (Issuer Accounts).

(c)

Securities Collateral.

(i)

Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by Grantor pursuant to Section 15(c)(ii) below, Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if the issuer thereof would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral during the continuation of an Event of Default, upon written request, Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(ii)

If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section 15, Grantor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), Grantor will, at its own expense

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(A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use their best efforts to qualify the Securities Collateral under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Secured Party; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section 15.

(iii)

Without limiting the generality of subsections 9.2 and 9.9 of the Note Purchase Agreement, in the event of any registered offering described herein, Grantor agrees to indemnify and hold harmless Secured Party, and each of its directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such registered offering, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and other such Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted).  This indemnity shall be in addition to any liability which Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

SECTION 16.

Application of Proceeds.

Except as expressly provided elsewhere in the Note Documents, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

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FIRST:  To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Note Purchase Agreement, as provided in the Note Purchase Agreement; and

THIRD:  To the payment to or upon the order of Issuer, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 17.

Indemnity and Expenses.

(a)

Grantor agrees to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 9.2 of the Note Purchase Agreement, and to indemnify Secured Party, each Note Holder and any of their respective directors, officers, employees and agents from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Note Holder’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)

The obligations of Grantor in this Section 17 shall survive the termination of this Agreement and the discharge of Grantor’s other obligations under this Agreement, the Note Purchase Agreement and the other Note Documents.

SECTION 18.

Continuing Security Interest; Transfer of Notes; Termination and Release.

(a)

This Agreement shall create a continuing security interest in the Collateral and shall (except to the extent that certain Collateral is released in accordance with subsection 6.17B of the Note Purchase Agreement) (i) remain in full force and effect until the payment in full of all Secured Obligations (other than indemnification obligations that are intended to survive termination of the Note Documents), (ii) be binding upon Grantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns and to the benefit of Note Holders and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 9.1 of the Note Purchase Agreement, any Note Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

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(b)

Upon the payment in full of all Secured Obligations (other than indemnification obligations that are intended to survive termination of the Note Documents), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor.  Upon any such termination Secured Party will, at Grantor’ expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

SECTION 19.

Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be valid or effective unless the same shall be in writing and signed by Agent and Required Holders and, in the case of any such amendment or modification, by Grantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 20.

Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by recognized national overnight courier service or registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or otherwise upon receipt.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 9.4 of the Note Purchase Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 21.

Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22.

Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23.

Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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SECTION 24.

Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  The rules of construction set forth in subsection 1.3 of the Note Purchase Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 25.

Consent to Jurisdiction and Service of Process.

ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  GRANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, GRANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO SECURED PARTY.  GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GRANTOR AT ITS ADDRESS REFERRED TO IN SECTION 20.  GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

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SECTION 26.

Waiver of Jury Trial.

EACH OF GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

SECTION 27.

Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 28.

Definitions.

(a)

Each capitalized term utilized in this Agreement that is not defined in the Note Purchase Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b)

In addition, the following terms used in this Agreement shall have the following meanings:

“Account Bank” means Bank of the West, and any successor thereto in such capacity.

“Account Collateral” means (i) the Issuer Accounts, including any cash balances thereunder at any time and all Investments of funds from any such Issuer Account, (ii) all rights, claims and causes of action, if any, that Issuer may have against any Person in respect of the foregoing and all instruments, documents, contract rights and general intangibles and Investment Property relating thereto, and (iii) all proceeds of any of the foregoing.

“Collateral” has the meaning set forth in Section 1.

“Collection Account” has the meaning set forth in Section 1.1 of the Issuer Account Management Agreement.

“Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas.

“Copyright Registrations” means all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries.

“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party for past, present and future infringements of the Copyrights and any such rights.

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“Equity Distribution Account” has the meaning set forth in Section 1.1 of the Issuer Account Management Agreement.

“Grantor” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property Collateral” means, with respect to Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all:

(a)

Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits);

(b)

Patents;

(c)

Trademarks, Trademark Registrations, the Trademark Rights and goodwill of Grantor’s business symbolized by the Trademarks and associated therewith; and

(d)

all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information.

“Investments” means any property, including any Financial Asset or Investment Property, credited to the Issuer Accounts by Account Bank, and any other property acquired by Account Bank in exchange for, with proceeds from or distributions on, or otherwise in respect of any property, including any financial asset or investment property, credited to the Issuer Accounts.

“Issuer” has the meaning set forth in the preamble to this Agreement.

“Issuer Accounts” means each account established with the Account Bank by Issuer, and maintained by Issuer under the sole dominion and control of Secured Party, including but not limited to, collectively, the Collection Account and the Equity Distribution Account.

“Note Purchase Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

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“Note Purchasers” has the meaning set forth in the Preliminary Statements of this Agreement.

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by Grantor in whole or in part, all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Pledged Debt” means the Indebtedness from time to time owed to Grantor, including the Indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Equity” means all Equity Interests now or hereafter owned by Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of Grantor in the entries on the books of any securities intermediary pertaining thereto and all Distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Subsidiary Debt” means Pledged Debt owed to Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of Grantor.

“Pledged Subsidiary Equity” means Pledged Equity in a Person that is, or becomes a direct Subsidiary of Grantor.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit I annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“Secured Obligations” has the meaning set forth in Section 2.

“Secured Party” has the meaning set forth in the preamble to this Agreement.

“Securities Collateral” means, with respect to Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which Grantor has an interest.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by Grantor, or hereafter adopted and used, in its business.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries.

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“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time and as interpreted and construed by the courts of the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral (including Account Collateral) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

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IN WITNESS WHEREOF, Grantor and Agent have caused this Issuer Pledge and Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:

NGP BLUE MOUNTAIN HOLDCO LLC

By: Signed

Name:  Brian Fairbank

Title:  President  & CEO

Notice Address:

NGP Blue Mountain Holdco LLC

Suite 900 - 409 Granville Street

Vancouver, BC V6C 1T2

Canada

Attn:  Brian Fairbank, CEO

with copies (which shall not constitute notice) to:

NGP Blue Mountain Holdco LLC

1755 East Plumb Lane

Suite 220

Reno, Nevada 89502

Attn:  Max Walenciak

ISSUER PLEDGE AND SECURITY AGREEMENT

SF1:724672

SECURED PARTY:

TCW ASSET MANAGEMENT COMPANY, in its capacity as Agent for Note Holders

By: Signed

Name:  Brian O’Connor
Title:    Senior Vice President

By: Signed

Name:  Gerald J. Stalun
Title:    Managing Director

Notice Address:

TCW Asset Management Company

1251 Avenue of the Americas, Suite 4700

New York, NY 10020

Attn:  Brian O'Connor - Energy and Infrastructure Group

Reference: NGP Blue Mountain

Telephone No.: 212-771-4000

Telecopier No.: 212-771-4025

with a copy (which shall not constitute notice) to:

TCW Asset Management Company

865 South Figueroa Street, Suite 2100

Los Angeles, California 90017

Attention:  R. Blair Thomas and Phil S. Abejar

Telephone No.: 213-244-0000

Telecopier No.: 213-244-0604

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attention :  Todd R. Triller

Telephone No.: 212-326-2000

Telecopier No.: 212-326-2061

ISSUER PLEDGE AND SECURITY AGREEMENT

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SCHEDULE 1

Commercial Tort Claims

None.

ISSUER PLEDGE AND SECURITY AGREEMENT	Schedule 1-1
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SCHEDULE 2

Filing Offices

Office of the Secretary of State of the State of Delaware

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SCHEDULE 3

Office Locations, Type and Jurisdiction of Organization of Grantor

Name	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number
NGP Blue Mountain Holdco LLC	limited liability company	1755 East Plumb Lane, Reno, Suite 220, Reno, NV 89502	Delaware	4417126

ISSUER PLEDGE AND SECURITY AGREEMENT	Schedule 3-1
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SCHEDULE 4

Locations of Equipment and Inventory

None.

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SCHEDULE 5

Other Names

None.

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SCHEDULE 6

Pledged Equity

Equity Issuer	Class of Equity	Equity Certificate Nos.	Par Value	Number of Outstanding Equity Interests of Equity Issuer	Percentage of Outstanding Equity of Equity Issuer Pledged
NGP Blue Mountain I LLC	limited liability company interests	1	-	-	100%

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SCHEDULE 7

Pledged Debt

That certain Demand Promissory Note dated as of August 29, 2008 made by NGP I in favor of Issuer.

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SCHEDULE 8

Deposit Accounts, Securities Accounts, Commodity Accounts

Type of Account	Depository Bank or Securities Intermediary	Address of Depository Bank or Securities Intermediary	Account Number
Deposit Account	Bank of the West	4950 Kietzke Lane Reno, NV 89509	247-106792
Deposit Account	Bank of the West	4950 Kietzke Lane Reno, NV 89509	247-106800

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SCHEDULE 9

Chattel Paper

None.

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SCHEDULE 10

Letter-of-Credit Rights

None.

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SCHEDULE 11

Documents

None.

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SCHEDULE 12

Motor Vehicles

  None.

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EXHIBIT I TO
ISSUER PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated as of __________________, is delivered pursuant to the Issuer Pledge and Security Agreement, dated as of August 29, 2008 between NGP Blue Mountain HoldCo, LLC, a Delaware limited liability company (“Grantor”), and TCW Asset Management Company, a California corporation as Agent for Note Holders (said Issuer Pledge and Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Issuer Pledge Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Issuer Pledge Agreement.

Grantor hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of _______________.

NGP BLUE MOUNTAIN HOLDCO, LLC

By:_____________________________

Name:___________________________

Title:____________________________

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SCHEDULE A

TO

PLEDGE SUPPLEMENT

ISSUER PLEDGE AND SECURITY AGREEMENT	EXHIBIT I-2
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